EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864 FEDERAL DEPOSIT INSURANCE CORP

June 30, 2012                                     QUARTERLY REPORT

Dear Shareholder:

I am proud to report another quarter of outstanding financial results. Net income for the second quarter was $5.7 million and $11.3 million year-to-date. Return on Average Assets (ROAA) is 1.72% for 2012, slightly higher than the 1.71% for the first six months of 2011. Return on Average Equity (ROAE) of 13.12% for 2012 is modestly lower than the 15.43% for the first half of 2011. Both metrics place Citizens & Northern in the top tier of our peer group.

The past quarter saw the balance sheet grow marginally with increases to loans and deposits while borrowed funds declined. Nonperforming Assets to Total Assets is very low at .72%. Capital remains strong and is well in excess of the regulatory defined “Well Capitalized” metrics.

Dividends paid in the first six months of 2012 of 38 cents per share represent a 40.7% increase over dividends paid the first six months of 2011. The market value of our stock (CZNC) closed the quarter at $19.05 per share, an increase of 26.4% over the past year.

The Federal Reserve Bank’s desire to keep interest rates low will continue to apply pressure to our net interest margin. Coupled with revenue reductions and expense increases associated with Dodd-Frank it will require management to maintain its excellent efficiency ratio and to grow interest income and non-interest income.

I am confident the Board of Directors, management and employees are up to the challenge of continuing to enhance shareholder value. We solicit your continued support and welcome your questions and comments.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810
3 Main Street, CANISTEO, NY 14823
10 N Main Street, COUDERSPORT, PA 16915
111 Main Street, DUSHORE, PA 18614
563 Main Street, EAST SMITHFIELD, PA 18817
104 Main Street, ELKLAND, PA 16920
135 East Fourth Street, EMPORIUM, PA 15834
6250 County Route 64, HORNELL, NY 14843
230-232 Railroad Street, JERSEY SHORE, PA 17740
102 E. Main Street, KNOXVILLE, PA 16928
514 Main Street, LAPORTE, PA 18626
4534 Williamson Trail LIBERTY, PA 16930
1085 S. Main Street, MANSFIELD, PA 16933
612 James Monroe Avenue, MONROETON, PA 18832
3461 Rte.405 Highway, MUNCY, PA 17756
100 Maple Street, PORT ALLEGANY, PA 16743
24 Thompson Street, RALSTON, PA 17763
1827 Elmira Street, SAYRE, PA 18840
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702
41 Main Street, TIOGA, PA 16946
428 Main Street, TOWANDA, PA18848
Court House Square, TROY, PA 16947
90-92 Main Street, WELLSBORO, PA 16901
130 Court Street, WILLIAMSPORT, PA 17701
1510 Dewey Ave., WILLIAMSPORT, PA 17702
Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

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CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	2ND	1ST	2ND	6 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	JUNE
	2012	2012	2011	2012	2011
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$14,529	$14,776	$15,443	$29,305	$30,741
Interest Expense	2,401	2,502	3,628	4,903	7,644
Net Interest Income	12,128	12,274	11,815	24,402	23,097
Provision (Credit) for Loan Losses	367	(182)	31	185	(161)
Net Interest Income After Provision (Credit) for Loan Losses	11,761	12,456	11,784	24,217	23,258
Other Income	4,095	3,759	3,673	7,854	6,228
Net Gains (Losses) on Available-for-sale Securities	203	(2)	163	201	2,002
Noninterest Expenses	8,280	8,517	7,794	16,797	16,057
Income Before Income Tax Provision	7,779	7,696	7,826	15,475	15,431
Income Tax Provision	2,094	2,109	2,129	4,203	4,193
Net Income	$5,685	$5,587	$5,697	$11,272	$11,238

PER COMMON SHARE DATA:
Net Income – Basic	$0.46	$0.46	$0.47	$0.92	$0.92
Net Income – Diluted	$0.46	$0.46	$0.47	$0.92	$0.92
Dividend Per Share	$0.20	$0.18	$0.14	$0.38	$0.27
Number Shares Used in Computation - Basic	12,225,808	12,206,870	12,177,110	12,216,339	12,176,027
Number Shares Used in Computation - Diluted	12,242,833	12,245,752	12,180,199	12,243,303	12,179,153

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	JUNE 30,	MAR. 31,	JUNE 30,
	2012	2012	2011
ASSETS
Cash & Due from Banks	$69,158	$56,498	$49,392
Available-for-sale Securities	478,368	486,664	464,214
Loans Held for Sale	3,190	2,223	167
Loans, Net	696,777	690,218	705,667
Intangible Assets	12,117	12,135	12,211
Other Assets	67,917	69,026	77,999
TOTAL ASSETS	$1,327,527	$1,316,764	$1,309,650

LIABILITIES
Deposits	$1,029,456	$1,016,801	$995,361
Repo Sweep Accounts	4,242	4,030	20,343
Total Deposits and Repo Sweeps	1,033,698	1,020,831	1,015,704
Borrowed Funds	110,038	115,202	133,182
Other Liabilities	7,729	9,117	7,071
TOTAL LIABILITIES	1,151,465	1,145,150	1,155,957

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	165,008	161,240	148,707
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	11,519	10,852	5,299
Defined Benefit Plans	(465)	(478)	(313)
TOTAL SHAREHOLDERS' EQUITY	176,062	171,614	153,693
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,327,527	$1,316,764	$1,309,650

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CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	6 MONTHS ENDED		%
	JUNE 30,		INCREASE
	2012	2011	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$11,272	$11,238	0.30%
Return on Average Assets	1.72%	1.71%	0.58%
Return on Average Equity	13.12%	15.43%	-14.97%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,327,527	$1,309,650	1.37%
Available-for-Sale Securities	478,368	464,214	3.05%
Loans (Net)	696,777	705,667	-1.26%
Allowance for Loan Losses	7,657	8,269	-7.40%
Deposits and Repo Sweep Accounts	1,033,698	1,015,704	1.77%

Trust Assets Under Management	669,538	634,821	5.47%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.92	$0.92	0.00%
Net Income - Diluted	$0.92	$0.92	0.00%
Dividends	$0.38	$0.27	40.74%
Common Book Value	$14.39	$12.65	13.75%
Tangible Common Book Value	$13.40	$11.64	15.12%
Market Value (Last Trade)	$19.05	$15.07	26.41%
Market Value / Common Book Value	132.38%	119.13%	11.12%
Market Value / Tangible Common Book Value	142.16%	129.47%	9.81%
Price Earnings Multiple	10.35	8.19	26.37%
Dividend Yield	3.99%	3.58%	11.45%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	12.46%	10.90%	14.31%
Nonperforming Assets / Total Assets	0.72%	0.75%	-4.00%
Allowance for Loan Losses / Total Loans	1.09%	1.16%	-6.03%
Total Risk Based Capital Ratio (a)	22.56%	19.40%	16.29%
Tier 1 Risk Based Capital Ratio (a)	21.33%	18.15%	17.52%
Leverage Ratio (a)	11.76%	10.14%	15.98%

AVERAGE BALANCES
Average Assets	$1,307,146	$1,313,482	-0.48%
Average Equity	171,775	145,620	17.96%

(a) Capital ratios for the most recent period are estimated.

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